EXHIBIT 24.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors Vans, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of the Vans, Inc. 2000 Long-Term Incentive Plan of our reports dated July 23, 2001, relating to the consolidated balance sheets of Vans, Inc. as of May 31, 2001 and 2000, and the related consolidated statements of earnings and comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended May 31, 2001, and related schedule, which report appears in the May 31, 2001 Annual Report on Form 10-K of Vans, Inc.

We also consent to the incorporation by reference in the registration statement on Form S-8 of the Vans, Inc. 2000 Long-Term Incentive Plan of our report dated August 29, 2001 relating to the financial statement schedule for each of the years in the three year period ended May 31, 2001, which report also appears in the May 31, 2001 Annual Report on Form 10-K of Vans, Inc.

As discussed in note 2 to the consolidated financial statements, the Company changed its method of revenue recognition commencing June 1, 2000.

KPMG LLP

Orange County, California
February 20, 2002

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